UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2020

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E
Brooklyn, New York 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC QX Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 1, 2020, IEH Corporation (IEH) has entered into a new lease agreement for its sole operating facilities and headquarters located at Building B, Unit 8E, 140 58th Street, Brooklyn Army Terminal, Brooklyn, New York 11220. IEH has operated at such facility for approximately 40 years.

IEH is a tenant under the lease and the landlord under the lease is the City of New York, acting through the New York City Economic Development Corporation. The new lease is for a term of 10 years and is on substantially the same terms and conditions as the expiring lease, which expired on November 30, 2020. IEH leases approximately 20,400 square feet of space. The new lease provides for an optional five-year extension term.

Under the terms of the lease, annual rental payments are as follow:

Year	Period	Annual
1	December 1, 2020 - November 30, 2021	$244,800.00
2	December 1, 2021 - November 30, 2022	$252,144.00
3	December 1, 2022 - November 30, 2023	$259,708.32
4	December 1, 2023 - November 30, 2024	$267,499.57
5	December 1, 2024 - November 30, 2025	$275,524.56
6	December 1, 2025 - November 30, 2026	$303,077.01
7	December 1, 2026 - November 30, 2027	$312,169.32
8	December 1, 2027 - November 30, 2028	$321,534.40
9	December 1, 2028 - November 30, 2029	$331,180.43
10	December 1, 2029 - November 30, 2030	$341,115.85

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ William Craig
Name: William Craig
Title: Chief Financial Officer

 Date:   December 3, 2020